LIMITED POWER OF ATTORNEY
                        TO EXECUTE REGISTRATION STATEMENT


     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints David D. Jones, Esq. as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to execute post-effective amendment # 7 to the Registration Statement on Form N-1A of TANAKA Funds, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Given and signed on this 29th day of March, 2005.




By: __/s/ Graham Tanaka_____________
      GRAHAM Y. TANAKA




By: __/s/ David Fox_________________
      DAVID M. FOX




By: _/s/ Thomas Schwartz____________
      THOMAS R. SCHWARTZ




By: _/s/ Scott Stooker______________
      SCOTT D. STOOKER




By: _/s/ Dmitriy Perelstein_________
      DMITRIY PERELSTEIN